Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to the Registration Statement of GrubHub Inc. (F/K/A GrubHub Seamless Inc.) Form S-1 (File No. 333-194219) of our report dated February 18, 2013 on the financial statements of GrubHub Holdings Inc. (F/K/A GrubHub, Inc.) and to reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

April 1, 2014